Exhibit 10.35
CALLIDUS SOFTWARE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     Callidus Software Inc., a Delaware corporation (the “Company”), hereby grants to Robert Youngjohns (“Optionee”) an option to purchase 1,000,000 shares of its common stock on the terms set forth below (the “Option”). This option is granted as an “inducement grant” under Nasdaq rules and is therefore being granted outside the Company’s 2003 Stock Incentive Plan (as amended, the “Plan”). However, for convenience, reference is made in this Option Agreement to certain provisions of the Plan, and terms used but not defined herein have the meaning set forth in the Plan.
1. Notice of Stock Option Grant

Grant Number	1,721

Date of Grant	May 31, 2005

Vesting Commencement Date	May 31, 2005

Exercise Price per Share	$3.45

Total Number of Shares Granted	1,000,000

Total Exercise Price	$3,450,000

Type of Option:	Nonstatutory Stock Option

Expiration Date:	May 31, 2015
     Vesting Schedule:
     This Option shall be exercisable, in whole or in part, according to the following vesting schedule:
     25% of the Shares subject to the Option shall vest and become exercisable 12 months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest and become exercisable each month thereafter, subject to Optionee’s continuing to be a Service Provider on such dates and subject to the terms of the Employment Agreement dated as of April 26, 2005 between Optionee and the Company (the “Employment Agreement”).
     Termination Period:
     This Option shall be exercisable for 90 days after Optionee ceases to be a Service Provider. Upon Optionee’s death or disability, this Option may be exercised for such longer period as provided in the Plan. In no event may Optionee exercise this Option after the Expiration Date as provided above.
             2. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of this Option Agreement.

          (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price. The Administrator shall require payment of any amount the Company may determine to be necessary to withhold for taxes as a result of the exercise of an award. In the absence of any other arrangement, Optionee agrees that the Company shall be entitled to withhold from any payments to be made by the Company to Optionee an amount equal to such withholding obligations.
     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     3. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
     4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee and to the extent permitted by the Company at any time:
          (a) cash or check;
          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option

Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     7. Incorporation of the Plan. This Option shall be subject to the authority of the Administrator as set forth in Section 4(b) of the Plan and shall be subject to Sections 8 and 13, 14 and 15 of the Plan, which are incorporated herein by reference.
     8. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.
     9. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof (except for the Employment Agreement), and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.
     10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

ROBERT H. YOUNGJOHNS [OPTIONEE]:	CALLIDUS SOFTWARE, INC.

/s/ Robert H. Youngjohns	/s/ Brian E. Cabrera

Signature	Brian E. Cabrera, VP Corporate Development and General Counsel

EXHIBIT A
EXERCISE NOTICE
Callidus Software, Inc.
160 West Santa Clara Street
Suite 1500
San Jose, CA 95113
Attention: Secretary
     1. Exercise of Option. Effective as of today,                     , 20___, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                                 shares of the Common Stock (the “Shares”) of Callidus Software Inc.(the “Company”) pursuant to the Stock Option Agreement dated May 31, 2005 (the “Option Agreement”).
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.
     3. Representations of Optionee. (a) Optionee acknowledges that Optionee has received, read and understood the Option Agreement and the 2003 Stock Incentive Plan (the “Plan”) and agrees to abide by and be bound by their terms and conditions.
          (b) Optionee acknowledges that Optionee has received and had access to such information as Optionee considers necessary or appropriate for deciding whether to invest in the Shares. Specifically, Optionee has received and read a copy of the prospectus describing the Plan and Option Agreement.
     4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.
     5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

Submitted by OPTIONEE:	Accepted by CALLIDUS SOFTWARE INC.:

Signature	By

Print Name	Its

Address	Address:

160 West Santa Clara Street, Suite 1500 San Jose, CA 95113

Date Received: